UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 9, 2020, NuStar Logistics, L.P. (“NuStar Logistics”), NuStar Energy L.P. (“NuStar Energy”), NuStar Pipeline Operating Partnership L.P. (“NuPOP”), Riverwalk Logistics, L.P., the general partner of NuStar Energy (“General Partner”), NuStar GP, LLC, the general partner of the General Partner (“NuStar GP”), NuStar GP, Inc., the general partner of NuStar Logistics, and NuStar Pipeline Company, LLC, the general partner of NuPOP (collectively, the “NuStar Parties”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) by NuStar Logistics of $600.0 million aggregate principal amount of 5.750% Senior Notes due 2025 (the “2025 Notes”) and $600.0 million aggregate principal amount of 6.375% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”). The Notes are being guaranteed on a full and unconditional basis by NuStar Energy and NuPOP. The aggregate net proceeds to NuStar Logistics for the Notes, after underwriting fees and commissions and estimated offering expenses, is approximately $1.18 billion. The net proceeds of the Offering are expected to be used for the repayment of indebtedness, including (1) all borrowings outstanding under NuStar Logistics’ term loan agreement and the related repayment premium and (2) a portion of borrowings outstanding under NuStar Logistics’ revolving credit agreement. Amounts repaid under NuStar Logistics’ revolving credit agreement may be reborrowed and used for the payment of $300 million aggregate principal amount of NuStar Logistics’ 6.75% Senior Notes due 2021 at their maturity and for general partnership purposes.

The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatically effective registration statement on Form S-3 (Registration No. 333-232502) (the “Registration Statement”), dated July 2, 2019, and the prospectus supplement dated September 9, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The NuStar Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters or their affiliates are lenders under NuStar Logistics’ revolving credit agreement and, in that respect, will receive a portion of the proceeds from the Offering through the repayment of borrowings outstanding under NuStar Logistics’ revolving credit agreement.

Certain of the Underwriters and their related entities have performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the NuStar Parties in the ordinary course of their business. They have received, and expect to receive, customary fees and expense reimbursement for these services.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tenth Supplemental Indenture

On September 14, 2020, NuStar Logistics successfully completed the issuance and sale of the Notes. The Notes are governed by an Indenture dated as of July 15, 2002 (the “Original Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of July 1, 2005 (the “Third Supplemental Indenture”), by and among NuStar Logistics, NuStar Energy, NuPOP and The Bank of New York Trust Company, N.A. as trustee (the Original Indenture, as so amended and supplemented by the Third Supplemental Indenture, the “Senior Indenture”), as further amended and supplemented by the Tenth Supplemental Indenture dated as of September 14, 2020 (the “Tenth Supplemental Indenture”) by and among NuStar Logistics, NuStar Energy, NuPOP and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”). The Senior Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is referred to herein as the “Indenture.”

Interest on the Notes will accrue from September 14, 2020 and is payable semi-annually on April 1 and October 1 of each year, beginning April 1, 2021. The 2025 Notes will mature on October 1, 2025 and the 2030 Notes will mature on October 1, 2030.

Prior to July 1, 2025 (the “2025 Notes Par Call Date”), NuStar Logistics may, at its option, redeem all or part of the 2025 Notes at any time at a price equal to the greater of 100% of the principal amount of the 2025 Notes then outstanding to be redeemed, or at a make-whole price, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, on or after the 2025 Notes Par Call Date, NuStar Logistics may redeem the 2025 Notes at a price equal to 100% of the principal amount of 2025 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to April 1, 2030 (the “2030 Notes Par Call Date”), NuStar Logistics may, at its option, redeem all or part of the 2030 Notes at any time at a price equal to the greater of 100% of the principal amount of the 2030 Notes then outstanding to be redeemed, or at a make-whole price, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, on or after the 2030 Notes Par Call Date, NuStar Logistics may redeem the 2030 Notes at a price equal to 100% of the principal amount of 2030 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture does not restrict NuStar Logistics or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity.

The Notes are NuStar Logistics’ senior unsecured obligations and rank equally in right of payment with all of NuStar Logistics’ existing and future unsecured senior indebtedness and senior to its existing and future subordinated indebtedness. The Notes are irrevocably and unconditionally guaranteed on a senior unsecured basis by NuStar Energy and NuPOP, jointly and severally. Each guarantee by NuStar Energy and NuPOP ranks equally in right of payment to all of that guarantor’s existing and future unsecured and unsubordinated indebtedness and senior to its existing and future subordinated indebtedness.

The Indenture contains covenants that will limit the ability of NuStar Logistics, and its subsidiaries, to, among other things, create liens or enter into sale-leaseback transactions, consolidations, mergers or asset sales.

If a change of control (as described below) occurs with respect to the Notes of any series, then each holder of the Notes of the applicable series will have the right to require NuStar Logistics to repurchase all or a portion of that holder’s Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to the date of repurchase.

Under the Indenture, a change of control means an occurrence of one of the following events:

•
the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of (i) all or substantially all of NuStar Logistics’ assets and the assets of its subsidiaries taken as a whole or (ii) all of the assets of NuStar Energy and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than to one or more of NuStar GP Holdings, LLC, NuStar Energy and each person which is a direct or indirect subsidiary of NuStar GP Holdings, LLC or NuStar Energy (collectively, the “NuStar Group”), which disposition is followed by a decrease in the rating of the applicable series of the Notes by both S&P Global Ratings and Moody’s Investors Service, Inc. by one or more gradations (a “Ratings Decline”) within 60 days thereafter;

•
the adoption of a plan relating to NuStar Logistics’ or NuStar Energy’s liquidation or dissolution, or the removal of (i) NuStar Logistics’ general partner by NuStar Logistics’ limited partners, (ii) the General Partner by NuStar Energy’s limited partners, or (iii) NuStar GP by the limited partners of the General Partner; or

•
the consummation of any transaction (including, without limitation, any merger or consolidation) which results in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or members of the NuStar Group, becoming the beneficial owner, directly or indirectly, of more than 50% of the voting stock of NuStar Logistics, NuStar Logistics’ general partner, NuStar Energy, the General Partner or the general partner of the General Partner, in each case measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Ratings Decline within 60 days thereafter.

Notwithstanding the preceding, NuStar Logistics’ or NuStar Energy’s conversion from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for equity interests in such other form of entity shall not constitute a change of control, so long as following such conversion or exchange, the NuStar Group beneficially owns, directly or indirectly, in the aggregate more than 50% of the voting stock of such entity, or continues to beneficially own, directly or indirectly, a sufficient percentage of voting stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

Events of default under the Indenture include:

•	failure to pay interest when due on the Notes of a series for 30 days;

•	failure to pay the principal of, or any premium on, the Notes of a series when due;

•
failure to perform any other covenant or warranty in the Indenture (other than a term, covenant or warranty a default in whose performance or whose breach is specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of another series of securities) that continues for 60 days after written notice is given to NuStar Logistics by the Trustee or to NuStar Logistics and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes of a series, specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

•	certain events of bankruptcy, insolvency or reorganization of NuStar Logistics;

•	failure to comply for 90 days with the repurchase provisions described in connection with a change of control; or

•
failure to pay any indebtedness of NuStar Logistics for borrowed money in excess of $50 million, whether at stated maturity (after the expiration of any applicable grace periods) or upon acceleration and maturity thereof, if such indebtedness is not discharged, or such acceleration is not annulled, within 30 days after written notice is given to NuStar Logistics by the Trustee or to NuStar Logistics and the Trustee by the holders of at least 25% in outstanding principal amount of the Notes of a series, specifying such default and requiring it to be remedied, and stating that such notice is a “Notice of Default” under the Indenture.

If an event of default for any series of Notes occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of the series may declare the entire principal of, and accrued but unpaid interest, if any, on all the Notes of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Notes of that series can rescind the declaration. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the entire principal amount of the Notes shall be due and payable immediately without further action or notice.

The description of the Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Indenture, the Third Supplemental Indenture and the Tenth Supplemental Indenture, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 9.01          Finance Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
Exhibit 1.1
Underwriting Agreement, dated September 9, 2020, by and among NuStar Energy L.P., NuStar Logistics, L.P., NuStar Pipeline Operating Partnership L.P., Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar GP, Inc. and NuStar Pipeline Company, LLC and the several underwriters named on Schedule I thereto.

Exhibit 4.1
Indenture, dated as of July 15, 2002, among Valero Logistics Operations, L.P., as Issuer, Valero L.P., as Guarantor, and The Bank of New York, as Trustee, relating to Senior Debt Securities (incorporated by reference to Exhibit 4.1 to NuStar Energy L.P.’s Current Report on Form 8-K filed July 15, 2002 (File No. 001-16417)).

Exhibit 4.2
Third Supplemental Indenture, dated as of July 1, 2005, to Indenture dated as of July 15, 2002, as amended and supplemented, among Valero Logistics Operations, L.P., Valero L.P., Kaneb Pipe Line Operating Partnership, L.P., and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.02 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 001-16417)).

Exhibit 4.3
Tenth Supplemental Indenture, dated as of September 14, 2020, among NuStar Logistics, L.P., as Issuer, NuStar Energy L.P., as Guarantor, NuStar Pipeline Operating Partnership L.P., as Affiliate Guarantor, and Wells Fargo Bank, National Association, as Successor Trustee.

Exhibit 5.1	Opinion of Sidley Austin LLP regarding legality of the Notes.
Exhibit 23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).
Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: September 14, 2020			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Executive Vice President—Strategic Development and General Counsel